Exhibit (a)(1)(I)
Zhihu Inc. –Proof 9 6-Sep-24FORAGAINSTABSTAINResolution 1ZHIHU INC.TO THE REGISTERED HOLDERS OF AMERICAN DEPOSITARY RECEIPTS (“ADRs”)REPRESENTING CLASS A ORDINARY SHARES OFZHIHU INC.Sign below Date:Please sign this Voting Instruction Card exactly as your name(s) appear(s) on the face of this card and on the books of the Depositary. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.FOLD AND DETACH HEREPlease refer to the reverse side of this card for the Resolution to be voted at the Meeting.Address change Mark box, sign and indicate changes/comments below:Mark box at right if you wish to give a discretionary proxy to a person designated by the Company.PLEASE NOTE: Marking this box voids any other instructions indicated above.JPMorgan Chase Bank, N.A., DepositaryPO Box 64873, Saint Paul, MN 55164-0873

Zhihu Inc. –Proof 9 6-Sep-24AGENDA1. The conditional cash offers (the “Offers”) to buy back up to 46,921,448 Class A ordinary shares (“Class A Ordinary Shares”) (including in the form of American depositary shares (“ADSs”)) of the Company at a price of HK$9.11 per Class A Ordinary Share (equivalent of US$3.50 per ADS) in cash and subject to the terms and conditions set out in the Offer Document (a copy of which marked “A” has been produced to the EGM and initialed by the chairman of the EGM for the purpose of identification) and, for U.S. Shareholders and ADS holders only, in the U.S. Offer to Purchase, together with the accompanying Form of Acceptance and ADS Letter of Transmittal, dispatched to the shareholders (the “Shareholders”) and ADS holders of the Company and dated September 9, 2024 be approved, without prejudice and in addition to any existing authority of the Company under the general mandate to buy back Shares and/or ADSs granted by the Shareholders at the annual general meeting of the Company on June 26, 2024, and that any one of the directors of the Company be and is hereby authorized to execute all such documents (and, where necessary, to affix the seal of the Company thereon in accordance with the articles of association of the Company) with or without amendments and do all such things as such director considers desirable, necessary, or expedient in connection with or to give effect to any matters relating to or in connection with the Offers including without limitation, completion of the buy-back of Class A Ordinary Shares (including in the form of ADSs) pursuant to the Offers.Zhihu Inc.JPMorgan Chase Bank, N.A., DepositaryPO Box 64873, Saint Paul, MN 55164-0873Voting Instruction CardPLEASE MARK, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.JPMorgan Chase Bank, N.A. (the “Depositary”) has received notice that the Extraordinary General Meeting (the “Meeting”) of Zhihu Inc. (the “Company”) will be held at 10:00 a.m., Beijing time, on Wednesday, October 16, 2024, at Room Landing, Floor 1, Zone B, China Industry-Academy-Research Achievement Transformation Center, 18A Xueqing Road, Haidian District, Beijing 100083, People’s Republic of China, for the purposes set forth on this card.If you are desirous of having the Depositary, through its Nominee or Nominees, vote or execute a proxy to vote the Class A Ordinary Shares represented by your ADRs FOR, AGAINST, or to ABSTAIN from voting on the Resolution to be proposed at the Meeting, kindly execute and forward to the Depositary the attached Voting Instruction Card. The enclosed postage-paid envelope is provided for this purpose. This Voting Instruction Card should be executed in such a manner as to show clearly how you wish to vote in regard to the Company’s Resolution, as the case may be. Alternatively, you may include instructions to give a discretionary proxy to a person designated by the Company. The Voting Instruction Card MUST be forwarded in sufficient time to reach the Depositary before 9:00 a.m., New York City time, on October 9, 2024. Only the registered holders of record as of the close of business on September 23, 2024, New York City time, will be entitled to execute the attached Voting Instruction Card.The signatory, a registered holder of ADRs representing Class A Ordinary Shares of the Company of record on September 23, 2024, hereby requests and authorizes the Depositary, through its Nominee or Nominees, to vote or execute a proxy to vote at the Meeting the underlying Class A Ordinary Shares of the Company represented by such ADRs, in accordance with the instructions on this card.To review the notice of the EGM, please visit the Investor Relations Section of the Company website: https://ir.zhihu.com.NOTE: In order to have the aforesaid shares voted, this Voting Instruction Card MUST be returned before 9:00 a.m., New York City time, on October 9, 2024.JPMorgan Chase Bank, N.A., Depositary